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                                                                   EXHIBIT 10.5

           THIS SECURED NOTE IS SUBJECT TO THE TERMS OF THE STANDSTILL
             AGREEMENT, DATED AS OF DECEMBER 26, 2000, BY INTERGRAPH CORPORATION IN FAVOR OF PNC BANK, NATIONAL ASSOCIATION, FOR ITSELF AND AS AGENT

                                  SECURED NOTE


                                                             Huntsville, Alabama
                                                          Date: December 1, 2000


         FOR VALUE RECEIVED, Bentley Systems, Incorporated, a Delaware corporation ("Borrower"), promises to pay to the order of Intergraph Corporation, a Delaware corporation, at its principal place of business at One Madison Industrial Park, Huntsville, Alabama 35894-0001 for itself and on behalf of the other Selling Entities under the Asset Purchase Agreement described below ("Payee"), or its assigns, in lawful money of the United States of America and in immediately available funds, the sum of Eleven Million Eighty-seven Thousand One Hundred Twelve and no/100 Dollars ($11,087,112.00), as adjusted in accordance with the terms hereof, plus an amount equal to the RMR Principal (as defined herein), together with all other amounts payable hereunder.

         Borrower further promises to pay interest at such address in like money, from the date hereof on the outstanding principal amount owing hereunder from time to time, at a rate per annum equal to nine and one-half percent (9.5%) per annum. Such interest shall be computed daily on the basis of a 360-day year and for the actual number of days elapsed. In no event shall interest hereunder exceed the maximum rate under applicable law.

         This note is delivered pursuant to the Asset Purchase Agreement by and among Borrower, Payee and the other parties thereto dated as of December 26, 2000 (the "Asset Purchase Agreement"). Capitalized terms used but not defined herein have the meanings given them in the Asset Purchase Agreement.

         On March 1, 2001, the principal balance owing under this Note shall, as applicable, be increased or decreased so as to equal one and one-half (1.5) times the Transferred Maintenance Revenues, such adjustment to be effective as of the date of this Note (any increase in such principal amount being referred to as the "Additional Principal"). If an adjustment to the principal balance of this Note occurs pursuant to the terms of the Asset Purchase Agreement on June 1, 2001, the principal balance owed under this Note shall, as applicable, be increased or decreased so as to equal one
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and one-half (1.5) times the Transferred Maintenance Revenues, such adjustment to be effective as of the date of this Note. On February 1, 2002 the principal balance owing under this note shall be increased by an amount equal to one and one-half (1.5) times the Renewed Maintenance Revenues (the "RMR Principal"), such increase to be effective as of December 1, 2001.

         Payments of principal and interest hereunder shall be made quarterly, on the first business day of each March, June, September and December after the date hereof until the maturity date. All principal, interest and other amounts owing hereunder shall be due and payable in full on December 1, 2003.

         The amount of the first four (4) quarterly payments of principal and interest shall be One Million Seventy-three Thousand Nine Hundred Sixteen Dollars ($1,073,916.00). The amount of the quarterly payments of principal and interest after any adjustment made to the principal amount of this Note pursuant to the Asset Purchase Agreement shall be equal to the amount necessary to amortize the unpaid principal amount owing as of the date of any such adjustment, together with interest thereon at the rate provided herein, over the remaining quarterly periods by making equal payments of principal and interest on the dates provided for herein.

         Borrower may prepay any amount then owing hereunder, in whole or in part, at any time, but if less than all, must do so in principal amount increments of 1,000,000; provided however, that Borrower may not prepay any of the Additional Principal or the RMR Principal prior to the time it has been determined hereunder.

         This Note is the "Note" referred to in the Security Agreement and Borrower's obligations hereunder are secured thereby.

         Borrower agrees that if (i) Borrower fails to pay, in accordance with the terms of this Note, any principal or interest within five (5) days after written notice from Payee that such amount remains unpaid following the date that such sum is due, or (ii) there is an Event of Default under the Security Agreement; then in any such event (each an "Event of Default") all amounts then remaining unpaid hereunder shall, at the option of Payee upon written notice to Borrower, be immediately due and payable.

         Upon the occurrence of an Event of Default and acceleration of the obligations as provided above, Payee may pursue any remedy available under this Note or available at law or in equity. No right or remedy conferred upon Payee in this Note, the Asset Purchase Agreement or the Security Agreement is intended to be exclusive of any other right or remedy contained in this Note, the Asset Purchase Agreement or the Security Agreement and every such right or remedy shall be cumulative in addition to every other right or remedy contained herein or therein or now or hereafter available to Payee at law, in equity or otherwise.

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         Except to the extent expressly provided herein to the contrary, all amounts payable by Borrower hereunder shall be due and payable without notice of default, presentment or demand for payment, protest or further notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

         The invalidity, illegality or unenforceability of any provision of this Note will not affect any other provision of this Note, all of which shall remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Note affect the balance of such provision. In the event that any one or more of the provisions contained in this Note or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Note shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         No failure of Payee in any one or more instances to insist upon strict compliance by Borrower with the terms and conditions of this Note or to enforce any right hereunder or otherwise shall be deemed a waiver of any obligation of Borrower or right of Payee with respect to any failure of Borrower to comply with the terms and conditions hereof. This Note may be modified or canceled only by the written agreement of Borrower and Payee.

         Borrower and Payee acknowledge that, pursuant to Section 10.5 of the Asset Purchase Agreement, (i) Borrower's obligations hereunder may be subject to certain rights of set-off, and (ii) Payee may hereafter be entitled to set-off certain amounts to be owing by Payee to Borrower against amounts owing by Borrower hereunder.

         All notices, demands and other communications to Borrower or Payee under this Note shall be in writing and shall be effective if (i) sent by registered or certified mail, postage prepaid, return receipt requested, or (ii) sent by overnight delivery via a nationally recognized overnight delivery service or by facsimile transmission (provided that in the case of (ii), a copy is also sent as provided in (i). All notices shall be addressed as set forth below or to such other address as a party may by written notice to the other party have designated for such purpose. Any such notice, demand or other communication shall be deemed given upon the earlier of actual receipt or five
(5) days after being deposited in the U.S. mail if sent by registered or certified mail.

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         Borrower's address:       Bentley Systems, Incorporated
                                   690 Pennsylvania Avenue
                                   Exton, Pennsylvania  19341
                                   Attn:  David G. Nation,
                                          Senior Vice President and
                                          General Counsel
                                   Facsimile No.:  (610) 458-3181


         Payee's address:          Intergraph Corporation
                                   Huntsville, Alabama  35894-0001
                                   Attn:  John W. Wilhoite
                                   Facsimile No.:  (256) 730-2048

This Note has been delivered to and accepted by Payee in the State of Alabama. This Note and the rights and obligations of Borrower and Payee hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Alabama without regard to principles of conflicts of law. Borrower hereby waives any right to trial by jury in any legal proceeding related in any way to this Note and agrees that any such proceeding may, if Payee so elects, be brought, transferred to and enforced in the courts of the State of Alabama or the United States District Court for the Northern District of Alabama, and Borrower hereby waives any objection to jurisdiction or venue in any such proceeding commenced in any of such courts. Borrower further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of Alabama, by registered mail addressed to it at its address for purposes of notices as provided above.


                                          BENTLEY SYSTEMS, INCORPORATED


                                          By: /s/ David G. Nation
                                             ----------------------------------
                                              David G. Nation
                                              Senior Vice President

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